EXHIBIT 10.1
COGNOVIT PROMISSORY NOTE
$1,000,000.00	April 7, 2017

1. Promise To Pay.  The undersigned HEALTHWAREHOUSE.COM, INC., a Delaware corporation, HWAREH.COM, INC., a Delaware corporation, and HOCKS.COM, INC., an Ohio corporation, all with an address at 7107 Industrial Road, Florence, Kentucky 41042, jointly and severally (collectively the "Borrowers" or individually, a "Borrower"), for value received, hereby promise to pay to the order of KAPOK VENTURES LIMITED, a British Columbia corporation, c/o Magnus LLP, 430 Five Donald Street, Winnipeg, Manitoba, Canada, R3L 2T4 (together with its successors and assigns, the "Lender") in lawful money of the United States of America in immediately available funds the sum of One Million Dollars ($1,000,000.00) (the "Loan"), together with interest on the unpaid balance thereof.   This Cognovit Promissory Note (the "Note") is secured by the personal property as described in the Security Agreement executed by Borrowers contemporaneously with this Note (the "Security Agreement").  The Note, Security Agreement, financing statements and any other documents executed contemporaneously therewith or after the date thereof with respect to this Loan shall be referred to as the "Loan Documents."
2. Payment.  Borrowers shall pay the principal sum of the Loan represented by this Note in one installment of principal, plus all accrued and unpaid interest, on demand, such demand not to be given by Lender prior to March 31, 2018 (the "Maturity Date").  Lender shall have the right to extend the Maturity Date at any time in Lender's sole and absolute discretion. In addition, Borrowers will pay regular monthly payments of accrued unpaid interest, calculated monthly, beginning May 1, 2017, and all subsequent interest payments are due and payable on the first day of each month while the Loan remains outstanding.  Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges. If any payment is due on a day that is not a Business Day, then payment will be due on the next Business Day.  Unless otherwise directed by Lender in writing, all payments shall be made to the Lender at the address of the Lender set forth above, or at such other address as Lender may designate in writing.
3. Interest Rate.  Prior to demand or default hereunder, interest will accrue on the unpaid balance of the Loan at the variable rate of interest equal to the Prime Rate plus four and a quarter percent (4.25%).  For purposes hereof, "Prime Rate" shall mean the "prime rate" published by Fifth Third Bank from time to time rounded to two decimal places; however, if such rate is, at any time during the term of this Note, no longer determinable by Lender, then the term "Prime Rate" shall mean the "prime rate" as published in the "Money Rates" section of The Wall Street Journal rounded to two decimal places.  The rate of interest on the Obligations evidenced by this Note shall change automatically without notice to the Borrowers immediately with each change in the Prime Rate, but in no event more than once per month.  Interest on the unpaid principal balance of this Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied  by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding.   Any reference in this Note to a "per annum" rate shall be based on a year of 360 days.  In no event shall the interest rate and other charges hereunder exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto.  In the event a court determines that Lender has received interest and other charges hereunder in excess of the highest rate applicable hereto, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Loans, other than interest, in the inverse order of maturity, and the provisions hereof shall be deemed amended to provide for the highest permissible rate.  If there are no amounts outstanding under any Note, Lender shall refund to Borrowers such excess.
4. Prepayment.  Without the consent of Lender, this Note may not be prepaid in full or in part at any time.
5. Use Of Proceeds.  Each Borrower certifies that the proceeds of this Loan are to be used solely for refinancing the existing Indebtedness owed by Borrowers to Melrose Capital Advisors, LLC in the approximate amount of Nine Hundred Thousand Dollars ($900,000.00) and the existing Indebtedness owed by Borrowers to Steven Deixler in the amount of One Hundred Thousand Dollars ($100,000.00).  In furtherance of satisfying the purpose of the Loan, the Borrowers acknowledge that the principal sum of the Loan shall be advanced by Lender to Hummel Title Agency, Inc. ("Hummel") which shall disburse such funds to the accounts of Melrose Capital Advisors, LLC and Steven Deixler upon confirmation from Lender and Borrower, or their respective legal counsel, that all closing conditions of Lender have been satisfied, such closing conditions include, but may not be not limited to:
(a) receipt by Lender and its legal counsel of all Loan Documents duly executed by Borrowers including, without limitation, a general security agreement in form and content satisfactory to Lender and its legal counsel, and registration thereof in all jurisdictions required to give Lender a secured first charge on Borrowers' present and future assets and undertaking, and proceeds thereof, subject only to Permitted Encumbrances hereunder;
(b) receipt of responses satisfactory to Lender and its legal counsel to all due diligence inquiries reasonably required by Lender and its legal counsel;
(c) receipt by Lender and its legal counsel of any such further documentation from the Borrowers or their counsel as Lender may request;
(d) receipt by Hummel  of Three Hundred Thousand Dollars on behalf of Borrowers that shall be used in conjunction with the proceeds of this Loan to satisfy the existing debt owed to Melrose Capital Advisors, LLC and Steven Deixler; and
(e) the existing Indebtedness owing to Melrose Capital Advisors, LLC and Steven Deixler be repaid in full forthwith and that any corresponding Liens in respect thereof be fully discharged.
6. Representations And Warranties.  In order to induce Lender to extend the credit accommodations provided in this Note, Borrowers, jointly and severally, hereby warrant and represent to Lender that the following are true and accurate as of the date hereof:
(a) Except as set forth on Schedule 6(a), each Borrower is duly incorporated, validly existing and in good standing under the laws of the State of its incorporation and has the power and authority to own and operate its assets and to conduct its business as now or proposed to be carried on, and is duly qualified, licensed and in good standing to do business in all jurisdictions where its ownership of property or the nature of its business requires such qualification or licensing and failure to be so qualified or licensed could reasonably be expected to materially adversely affect a Borrower. Without limitation to the generality of the foregoing, Borrowers operate the business of the Borrowers in accordance with their certification under the Verified Internet Pharmacy Practice Sites (VIPPS) program certification, issued and administered by the National Association of Boards of Pharmacy (the "VIPPS Certification").  Each Borrower is duly authorized to execute and deliver the Loan Documents, all necessary action to authorize the execution and delivery of the Loan Documents has been properly taken, and the Loan Documents, when executed and delivered by each Borrower, will constitute the legal, valid and binding obligations of such Borrower enforceable in accordance with their terms except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.
(b) There are no actions, suits, arbitrations, investigations, claims, inquiries, or proceedings pending or threatened against or affecting any Borrower or its property, and no proceedings before any governmental body are pending or threatened against any Borrower or its property, except as set forth on Schedule 6(b).  None of such proceedings listed on Schedule 6(b) (if any) are reasonably expected to have a material adverse effect on any Borrower.
(c) Each Borrower is in compliance with all material laws, regulations, rulings, orders, injunctions, decrees, conditions or other requirements applicable to or imposed upon such Borrower by any law or by any governmental authority, court or agency with jurisdiction over such Borrower. Each Borrower has filed all required tax returns and reports that are now required to be filed by it in connection with any federal, state and local tax, duty or charge levied, assessed or imposed upon him or his assets, including unemployment, social security, and real estate taxes the failure of which, individually or in the aggregate, could reasonably be expected to materially adversely affect a Borrower. Each Borrower has paid all taxes which are now due and payable except those which currently are subject to a Permitted Protest and for which such Borrower has set aside adequate reserves or made other adequate provision with respect thereto, and those the failure to pay could not reasonably be expected to materially adversely affect a Borrower.  Except as set forth on Schedule 6(a), no taxing authority has asserted or assessed any additional tax liabilities against any Borrower which are outstanding on the date hereof, and no Borrower has filed for any extension of time for the payment of any tax or the filing of any tax return or report.
(d) All financial statements delivered by any Borrower or on its behalf to Lender fairly present, in all material respects, the consolidated financial condition and the results of operations, retained earnings, and cash flows of such Borrower as at the respective dates of, and for the periods referred to in, such financial statements, subject in the case of interim statements to changes resulting from year-end adjustments, and each Borrower's financial statements have been prepared in accordance with generally acceptable accounting principles consistently applied (except in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments).  No Borrower has any material obligations or liabilities of any kind not disclosed in the financial statements delivered to Lender, and there has been no material adverse change in the financial condition of any Borrower nor has any Borrower suffered any damage, destruction or loss which has adversely affected its business or assets since the submission of the most recent financial statements to Lender.
(e) To the knowledge of the Borrowers there does not exist any Event of Default under this Note or any default or violation by any Borrower of or under any of the terms, conditions or obligations of: (i) its Organizational Documents; or (ii) any law, ordinance, regulation, ruling, order, injunction, decree, condition or other requirement applicable to or imposed upon it by any law, the action of any court or any governmental authority or agency that could reasonably be expected to have a material adverse effect on any Borrower (on a consolidated basis); and the consummation of the transactions set forth herein will not result in any such default or violation or Event of Default.
(f) Each Borrower has good and marketable title to the assets reflected on the most recent financial statements provided to Lender, free and clear of all liens and encumbrances, except for Permitted Liens.
(g) There is no fact known to any Borrower which materially adversely affects or, so far as Borrowers can now reasonably foresee, could reasonably be expected to materially adversely affect the business, assets, operations, condition (financial or otherwise) or results of operation of any Borrower and which has not otherwise been fully set forth in this Note or the publically accessible documents of HEALTHWAREHOUSE.COM, INC. filed with the Securities and Exchange Commission ("SEC").
The covenants, agreements, representations and warranties set forth in this Note and in any certificate or other Loan Document delivered hereunder shall, notwithstanding any investigation made by Lender or its legal counsel or any other representative of Lender, continue in full force and effect until repayment in full of all of the Indebtedness.
7. Financial Information. Each Borrower shall maintain books and records in accordance with generally accepted accounting principles consistently applied ("GAAP"), except in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments.  Borrowers shall deliver the following to Lender during the entire time during which any amount is due under this Note:
(a) As soon as practicable after the end of each calendar quarter beginning with the calendar quarter ending March 31, 2017, and in any event within forty five (45) days after the end of each calendar quarter, a consolidated balance sheet of Borrowers as of the end of such quarter, and consolidated statements of cash flows, shareholders' equity of Borrower for such quarter, certified by the principal financial officer of such Borrowers as fairly presenting, in all material respects, the consolidated financial condition and the results of operations, retained earnings, and cash flows of the Borrowers as at the respective dates of, and for the periods referred to in, such financial statements, subject to changes resulting from year-end adjustments; provided, however, that Borrowers may deliver a Form 10-Q of HEALTHWAREHOUSE.COM, INC. filed with the SEC at the time required herein to satisfy this requirement.
(b) As soon as practicable after the end of each fiscal year, beginning with the fiscal year ending December 31, 2016, and in any event within one hundred twenty (120) days after the end of each fiscal year, audited financial statements of Borrowers, including, a consolidated balance sheet of Borrowers as of the end of such year, and consolidated statements of cash flows, owners' equity of Borrowers for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by an audit report of independent certified public accountants, selected by Borrowers and reasonably satisfactory to Lender, which report and opinion shall be prepared in accordance with generally accepted auditing standards; provided, however, that Borrowers may deliver a Form 10-K of HEALTHWAREHOUSE.COM, INC. filed with the SEC at the time required herein to satisfy this requirement.
(c) As soon as practicable after the end of each calendar quarter, beginning with the calendar quarter ending June 30, 2017, a report on the status of the licenses held by HEALTHWAREHOUSE.COM, INC. or any other Borrower, showing each state in which licenses are held and the status of the licenses, i.e., active, inactive, suspended, notifications received, etc.
8. Affirmative Covenants. Borrowers, jointly and severally, agree that from the date of execution of this Note until this Note is repaid in full each Borrower will:
(a) Except as set forth on Schedule 8(a), pay and discharge all Indebtedness and all taxes, assessments, charges, levies and other liabilities imposed upon such Borrower, its income, profits, property or business, except those which currently are being diligently contested in good faith by appropriate proceedings (a "Permitted Protest").
(b) Do all things necessary to in all material respects: (i) maintain, renew and keep in full force and effect its organizational existence and all rights, permits and franchises necessary to enable it to continue its business as currently conducted including, without limitation, the VIPPS Certification; (ii) continue in operation in substantially the same manner as at present; (iii) keep its properties in good operating condition and repair (normal wear and tear excepted); and (iv) make all necessary and proper repairs, renewals, replacements, additions and improvements thereto.
(c) Maintain, with insurers reasonably satisfactory to Lender, insurance with respect to its property and business against such casualties and contingencies, of such types and in such amounts, as is customary for established companies engaged in the same or similar business and similarly situated.
(d) Comply in all material respects with all laws applicable to Borrower and to the operation of its business (including without limitation any statute, ordinance, rule or regulation relating to employment practices, pension benefits or environmental, occupational and health standards and controls).
(e) Promptly provide to the Lender such other information respecting the Borrowers and their respective properties, assets, material contracts and other matters and information relating to the Borrowers and their respective business as Lender may from time to time reasonably request.
9. Negative Covenants. Borrowers, jointly and severally, agree that from the date of execution of this Note until this Note is repaid in full, each Borrower will not, without the Lender's prior written consent:
(a) Create, incur, assume or suffer to exist any Indebtedness for borrowed money other than: (i) this Note; (ii) open account trade debt incurred in the ordinary course of business; (iii) Indebtedness existing on the date of this Note, including without limitation, any Indebtedness to vendors for which one or more of the Borrowers has an outstanding payable as of the date of this Note  and which are related to services rendered to the solicitation of, legal representation related to and all other services related to the solicitation of shareholders' votes at the most recent shareholder meeting of Healthwarehouse.com, Inc.; (iv) Purchase Money Indebtedness with respect to fixed assets or inventory in an amount not in excess of $500,000.00 in the aggregate outstanding; (v) Indebtedness incurred under any Rate Agreement entered into in connection with any otherwise permissible Indebtedness hereunder; and (vi) Subordinated Debt  and equipment lease .
(b) Create, assume, incur or permit to exist any Lien or charge of any kind upon any of its property, now owned or hereafter acquired, or acquire or agree to acquire any kind of property subject to any conditional sales or other title retention agreement, except for Permitted Liens
(c) Guarantee, endorse or become contingently liable for the obligations of any person, firm, corporation or other entity, except in connection with the endorsement and deposit of checks in the ordinary course of business for collection.
(d) Purchase or hold beneficially any stock, other securities or evidences of Indebtedness of, or make or have outstanding, any loans or advances to, or otherwise extend credit to, or make any investment or acquire any interest whatsoever in, any other person, firm, corporation or other entity; provided, however, that Borrower may do so with regards to any Borrower.
(e) Liquidate or dissolve, or merge or consolidate with or into any person, firm, corporation or other entity, or sell, lease, transfer or otherwise dispose of all or any substantial part of its property, assets, operations or business, whether now owned or hereafter acquired.
(f) Unless otherwise agreed by Lender and except for that certain amount on deposit with Branch Banking and Trust Company ("BB&T") that is subject to a hold by BB&T, Borrowers will deposit or maintain no funds with any brokerage, financial institution or other entity (a "Financial Institution") unless Lender shall have first: (i) approved such Financial Institution; and (ii)  entered into such agreement or agreements with such Financial Institution as Lender deems necessary to maintain control of any accounts established by a Borrower or Borrowers therein for purposes of perfecting Lender's security interest in such accounts.
10. Definitions.  All accounting terms used herein but not defined herein or in any other Loan Document have the meanings given to them by Generally Accepted Accounting Principles as promulgated by the Financial Accounting Standards Board in effect from time to time ("GAAP").  All capitalized terms used herein with reference to the Collateral and defined in the Uniform Commercial Code ("UCC") as adopted in the state of Ohio from time to time shall have the meaning given therein unless otherwise defined herein.  Subject to the foregoing, the following terms shall have the meaning set forth below:
"Business Day" means any day other than a Saturday, a Sunday, or a federal holiday.
"Collateral" shall be as defined in the Security Agreement.
 "EBITDA" means net income less interest expense less depreciation less amortization less stock-based compensation less non-recurring, unusual costs not limited to but including severance and proxy costs as reported in the company's financial statements filed with the SEC.
"Indebtedness" means, in relation to any Person, at any particular time, all of the obligations of such Person which, in accordance with GAAP, would be classified as Indebtedness upon a balance sheet including any footnote thereto of such Person prepared at such time.
"Lien" means any lien, mortgage, pledge, security interest, charge or other encumbrance of any kind, including any conditional sale or other title retention agreement, any lease in the nature thereof, any agreement to give any security interest, and the authorized filing by or against a Person of any financing statement as debtor under the UCC.
"Obligations" means, collectively, (a) all Indebtedness and other obligations incurred by any Borrower to Lender pursuant to this Note or the related Loan Documents; (b) each extension, renewal or refinancing thereof in whole or in part; (c) the fees payable under any Loan Document; (d) all reasonable costs and expenses paid or incurred by the Lender, including reasonable attorneys' fees, to correct any default or enforce any provision of the Loan Documents or collect any amounts due under the Note or other Loan Documents.  Any reference in this Note or in the Loan Documents to the Obligations shall include all amendments, changes, extensions, modifications, renewals replacements, substitutions, and supplements, thereto and thereof, as applicable, both prior and subsequent to any bankruptcy or insolvency proceeding.
"Organizational Documents" means the documents necessary for the formation of an entity, which will include the Articles or Certificate of Incorporation and Code of Regulations or Bylaws if the entity is a corporation; the Articles or Certificate of Organization and Operating Agreement or Limited Liability Company Agreement, if any, if the entity is a limited liability company; the Partnership Agreement or Limited Partnership Agreement if the entity is a partnership; and the trust agreement if the entity is a trust; and in any other case the functional equivalent of the foregoing.
"Permitted Liens" mean (a) Liens held by Lender; (b) Liens for unpaid taxes that either (i) are not yet delinquent, or (ii) are the subject of Permitted Protests; (c) Liens disclosed in writing to and approved in writing by Lender, including without limitation those liens described in Schedule 10; (d) the interests of lessors under operating leases; (e) purchase money Liens or the interests of lessors under capital leases to the extent that such Liens or interests secure Purchase Money Indebtedness permitted hereunder and so long as such Lien attaches only to the asset purchased or acquired and the proceeds thereof; (f) Liens arising under any Rate Agreements permitted hereunder; (g) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of Borrower's business and not in connection with the borrowing of money, and which Liens are for sums not yet delinquent; (h) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance; (i) Liens or deposits to secure performance of bids, tenders, or leases incurred in the ordinary course of Borrowers' business and not in connection with the borrowing of money, (j) Liens granted as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of Borrowers' business; (k) Liens resulting from any judgment or award that is not an Event of Default hereunder; and (l) Liens arising from any vendor for which one or more of the Borrowers has an outstanding payable as of the date of this Note and which are related to services rendered to the solicitation of, legal representation related to and all other services related to the solicitation of shareholders' votes at the most recent shareholder meeting of Healthwarehouse.com, Inc.
"Person" means any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, institution, public benefit corporation, joint venture, entity or governmental body.
"Purchase Money Indebtedness" means (a) any Indebtedness incurred for the payment of all or any part of the purchase price of any fixed asset or inventory; (b) any Indebtedness incurred for the sole purpose of financing or refinancing all or any part of the purchase price of any fixed asset or inventory; and (c) any renewals, extensions or refinancings thereof (but not any increases in the principal amounts thereof outstanding at that time).
"Rate Agreement" means any foreign exchange contract, currency swap agreement, futures contract, commodities hedge agreement, interest rate protection agreement, interest rate future agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, option agreement or any other similar hedging agreement or arrangement entered into by one or more Borrowers in the ordinary course of business.
"Subordinated Debt" means any Indebtedness incurred, assumed or guaranteed by any Borrower which is subordinated in right of payment to the prior payment of the Obligations pursuant to a written debt subordination agreement or intercreditor agreement with term and conditions reasonably acceptable to Lender.
11. Events Of Default.  The following events shall constitute events of default under this Note (each, an "Event of Default"):
(a) Borrowers fail to make any payment of principal and/or interest when and as the same shall become due and payable and such amount remains unpaid five (5) days after notice of non-payment is given to Borrowers by Lender;
(b) any representation or warranty made by a Borrower herein or in any of the other Loan Documents is or becomes incorrect in any material respect when made or at any time when Borrowers' Obligations to the Lender hereunder remain outstanding;
(c) the filing by or against any Borrower of any proceeding in bankruptcy, reorganization, debt adjustment or receivership, or any assignment by any Borrower for the benefit of creditors; provided, that any involuntary bankruptcy filed against a Borrower shall not be an Event of Default unless such involuntary bankruptcy case is not dismissed within 60 days;
(d) any Borrower fails to observe or perform any covenant, undertaking or agreement set forth herein or in any of the other Loan Documents and such failure is not remedied within 30 days after notice of such failure is given to Borrowers by Lender;
(e) on or after the date of this Note: (i) any Borrower defaults under any other agreement, instrument, contract, debt, liability or obligation individually or in the aggregate in excess of $100,000.00 and in each such case, if such default shall continue for more than the period of grace, if any, specified therein; (ii) or fails to pay or to otherwise observe and perform any obligations imposed upon any Borrower under any Indebtedness in excess of $100,000.00, other than the demand for redemption of the Series C Preferred Stock, and in each such case, if such default shall continue for more than the  grace period, if any, specified therein ("Material Indebtedness"); or (iii) if any Borrower defaults under any other Indebtedness to any Lender, and in each such case, if such default shall continue for more than the period of grace, if any, specified therein;
(f) if any other event of default should occur under any other Loan Documents or any other document, agreement, or instrument evidencing, guarantying, securing or otherwise relating to the Indebtedness and obligations of any Borrower to any Lender (as "event of default" may be defined therein) and shall continue for more than the period of grace, if any specified therein;
(g) if any default shall occur under any equipment lease agreement or any other document, agreement, or instrument evidencing or otherwise relating to the lease of equipment by any Borrower from Lender, or any nominee of Lender, and shall continue for more than the period of grace, if any specified therein;
(h) if any default shall occur and continue for more than the period of grace, if any, under any Subordinated Debt;
(i) the dissolution of any Borrower, the cessation of business operations by a Borrower, or without Lender's prior written consent, the merger or consolidation of any Borrower with a third party, the lease, sale or other conveyance of a material part of the assets or business of any Borrower to a third party outside the ordinary course of its business, or the lease, purchase or other acquisition of a material part of the assets or business of a third party by any Borrower;
(j) the entry of any judgment or lien against any Borrower by or in favor of any third person in excess of $100,000.00 which judgment or lien is not satisfied, discharged or bonded off or the subject of an appeal filed by Borrower in connection with same within thirty (30) days from the date of entry of said judgment or lien and/or which is not otherwise stayed;
(k) the commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of a Borrower or by any governmental agency against any Collateral securing the Loan; or
(l) any Borrower shall transfer assets to others (excluding any Borrower) for less than fair value or in other than the ordinary course of business, without Lender's prior written consent.
Upon the occurrence of an Event of Default, Lender may, at its option, without any demand or notice whatsoever other than as set forth herein, cease making advances and declare this Note and all Obligations to be fully due and payable in their aggregate amount, together with accrued interest and all prepayment premiums, fees, and charges applicable thereto.
12. Remedies.  After the occurrence of an Event of Default, in addition to any other remedy provided in this Note, the Loan Documents or permitted by law, including, but not limited to those remedies provided to secured parties under the Uniform Commercial Code, if this Note is secured, Lender may at any time, without notice, apply the Collateral to this Note or such other Obligations, whether due or not, and Lender may, at its option, proceed to enforce and protect its rights by an action at law or in equity or by any other appropriate proceedings; provided that this Note and the Obligations shall be accelerated automatically and immediately if the Event of Default is a filing under the Bankruptcy Code.  In addition, Lender may use, in connection with any assembly or disposition of the Collateral, if any, any trademark, trade name, trade dress, copyright, patent right, trade secret or technical process used or utilized by any Borrower.  Lender may take such measures as Lender may deem necessary or advisable to preserve, collect, process, develop, maintain, protect, care for or insure the Collateral or any portion thereof; and each Borrower irrevocably appoints Lender or its designee as such Borrower's attorney-in-fact to do all acts and things in connection therewith and in particular, to endorse checks and other instruments payable to such Borrower.  Borrowers shall pay all costs of collection incurred by Lender, including attorneys' fees, if this Note is referred to an attorney for collection, whether or not payment is obtained before entry of judgment.  Lender's rights and remedies hereunder are cumulative, and may be exercised together, separately, and in any order.  No delay on the part of Lender in the exercise of any such right or remedy shall operate as a waiver.  No single or partial exercise by Lender of any right or remedy shall preclude any other further exercise of it or the exercise of any other right or remedy.  No waiver or indulgence by Lender of any Event of Default shall be effective unless in writing and signed by Lender, nor shall a waiver on one occasion be construed as a waiver of any other occurrence in the future.
13. Default Rate; Fees.
(a) Upon and after the occurrence of an Event of Default, at the election of Lender, all interest accruing under this Note shall be increased by a per annum percentage equal to three percent (3%) over the otherwise applicable interest rate.
(b) Contemporaneously with the execution of this Note, Borrowers will reimburse Lender for all documented costs and expenses, including attorneys' fees related to the drafting, review and negotiation of this Note and the other Loan Documents up to a maximum reimbursement of $11,000.  Any costs and expenses of Lender in excess of $11,000 shall be paid by Lender.
(c) Lender may impose a non-sufficient funds fee for any check that is presented for payment that is returned for any reason.
14. Entire Agreement.  Borrowers agree that there are no conditions or understandings which are not expressed in this Note and the Loan Documents referred to herein.
15. Severability And Interpretation.  The declaration of invalidity of any provision of this Note shall not affect any part of the remainder of the provisions.  Unless the context otherwise indicates, the singular includes the plural and vice versa, the masculine includes the feminine and neuter, and the pronouns "herein" and the like refer to this entire Note.
16. Assignment.  Each Borrower agrees not to assign any of such Borrower's rights, remedies or obligations described in this Note without the prior written consent of Lender, which consent may be withheld in Lender's sole discretion.  Borrowers agree that any Lender may assign some or all of its rights and remedies described in this Note without notice to, or prior consent from, Borrowers.
17. Modification; Waiver Of Lender.  The modification or waiver of any of Borrowers' obligations or Lender's rights under this Note must be contained in an instrument in writing signed by Lender.  Lender may perform Borrowers' obligations, or delay or fail to exercise any of its rights or remedies, without causing a waiver of those obligations or rights.  A waiver on one occasion shall not constitute a waiver on another occasion.  Borrowers' obligations under this Note shall not be affected if Lender amends, compromises, exchanges, fails to exercise, impairs or releases (i) any of the obligations belonging to any co-borrower, endorser or guarantor, (ii) any of its rights against any co-borrower, guarantor or endorser, or (iii) the Collateral or any other property securing the Obligations.
18. Waiver Of Borrowers.  Each Borrower, and any endorsers and guarantors hereof, and all others who may become liable for all or any part of the Indebtedness evidenced by this Note, severally waive diligence, presentment for payment, protests, notice of dishonor and of nonpayment and protest, and do hereby consent to any number of forbearances, renewals or extensions of the time of payment hereof, releases or substitutions of all or any part of the security for the payment hereof or release of any party liable for this obligation and waive all defenses based upon suretyship or impairment of collateral. Any such extension or release may be made without notice to any of said parties and without discharging their liability. Each Borrower hereby waives all relief from any and all appraisement, valuation or exemption laws now in force or hereafter enacted.
19. Notices.  All notices authorized or required to be given herein shall be in writing and delivered by personal delivery, certified mail or nationally recognized overnight courier service to the address of the party set forth herein.  Any party may designate by notice in writing a new address to which said notices or demands must be sent.  Delay or failure of delivery to any person designated to receive a copy of any notice shall not affect the validity of the delivery to the party.   Notices hereunder will be effective upon delivery if delivered by personal delivery; one (1) day after they are deposited with an overnight courier if delivered by overnight courier; and three (3) business days after they are deposited with the U.S. Postal Service, postage prepaid if delivered by certified mail.  Any correctly addressed notice that is refused, unclaimed, or undeliverable because of an act or omission of the party to be notified shall be considered to be effective in accordance with the foregoing regardless of actual receipt by the addressee.
20. Time Is Of The Essence.  Time is of the essence in carrying out all of the provisions in this Note.
21. Multiple Borrowers.  If there is more than one Borrower, then each and every reference to any and all representations, warranties, covenants and undertakings of Borrower herein shall be deemed to apply to each of the undersigned, jointly and severally.
22. Governing Law; Consent To Jurisdiction.  The undersigned agree that inasmuch as this Note and the Loan Documents are to be executed by Borrowers and accepted by Lender in Cincinnati, Ohio and the funds to be disbursed under the Loan are to be disbursed in Ohio, this instrument and the rights and obligations of all parties hereunder shall be governed by and construed under the substantive laws of the State of Ohio, without reference to the conflict of laws principles that would result in the application of the laws of any state other than the State of Ohio.  Lender and Borrowers hereby designate all courts of record sitting in Cincinnati, Ohio, both state and federal, as forums where any action, suit or proceeding in respect of or arising out of this Note, Loan Documents, or the transactions contemplated by this Note may be prosecuted as to all parties, their successors and assigns, and by the foregoing designations Lender and Borrower consents to the jurisdiction and venue of such courts. EACH BORROWER WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAWS OF ANY OTHER STATE TO OBJECT TO JURISDICTION WITHIN THE STATE OF OHIO FOR THE PURPOSES OF LITIGATION TO ENFORCE SUCH OBLIGATIONS OF SUCH BORROWER. In the event such litigation is commenced, each Borrower agrees that service of process may be made and personal jurisdiction over Borrower obtained by service of a copy of the summons, complaint and other pleadings required to commence such litigation upon Borrower at the address set forth in this Note. Each Borrower recognizes and agrees that the agency has been created for the benefit of Borrowers and Lender and agree that this agency shall not be revoked, withdrawn or modified without the consent of Lender.
23. Jury Waiver.  The parties hereto acknowledge and agree that there may be a constitutional right to a jury trial in connection with any claim, dispute or lawsuit arising between or among them, but that such right may be waived.  Accordingly, the parties agree that, notwithstanding such constitutional right, in this commercial matter the parties believe and agree that it shall be in their best interests to waive such right, and, accordingly, hereby waive such right to a jury trial, and further agree that the best forum for hearing any claim, dispute, or lawsuit, if any, arising in connection with this Note, the Loan Documents, or the relationship among the parties hereto, in each case whether now existing or hereafter arising, or whether sounding in contract or tort or otherwise, shall be a court of competent jurisdiction sitting without a jury.
24.      CONFESSION OF JUDGMENT.  Borrowers hereby irrevocably authorize any attorney at law to appear for Borrowers in any action on this Note, in any court of record in Ohio or in any other state in the United States, at any time after this Note becomes due by default, whether by lapse of time, on demand or otherwise, and to waive the issuance and services of process and all other constitutional rights of due process, and confess judgment against Borrowers in favor of the holder hereof for the amount due hereon, together with costs of suit, and thereupon to waive and release all errors and all rights of appeal and stays of execution.  Upon the vacation of any judgment or judgments rendered hereon for any reason, the holder hereof shall be restored to the same rights and Borrowers shall be subject to the same obligations as existed upon this Note and the within warrant of attorney prior to the rendition of such judgment or judgments; further, said warrant of attorney shall continue in effect so long as the indebtedness evidenced hereby is enforceable and notwithstanding any judicial determination of the amount due.  Borrowers, with full knowledge of constitutional rights and other rights, voluntarily waives all rights to notice and hearing prior to judgment being so confessed.
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IN WITNESS WHEREOF, the undersigned Borrowers, by their duly authorized officers, have signed this Note as of the date set forth above.
This Note was executed in Hamilton County, Ohio.
PRIOR TO SIGNING THIS NOTE, EACH BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS.  BORROWER AGREES TO THE TERMS OF THIS NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.
WARNING:  BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL.  IF YOU DO NOT PAY ON TIME, A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE, AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU, REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR, WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT OR ANY OTHER CAUSE.
BORROWERS:
HEALTHWAREHOUSE.COM, INC. By: /s/ Robert Smyjunas Robert Smyjunas, Director and Authorized Representative	HWAREH.COM, INC. By: /s/ Robert Smyjunas Robert Smyjunas, Director and Authorized Representative

HOCKS.COM, INC. By: /s/ Robert Smyjunas Robert Smyjunas, Director and Authorized Representative

WARNING:  BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL.  IF YOU DO NOT PAY ON TIME, A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE, AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU, REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR, WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT OR ANY OTHER CAUSE.